Exhibit 10.1

July 7, 2025

David L. Yowan
c/o Navient Corporation
13865 Sunrise Valley Dr.
Herndon VA 20171

Dear Dave:

This letter memorializes our recent discussions concerning the extension of the expected term of your employment under the letter agreement between Navient Corporation (“Navient” or the “Company”) and you, dated as of May 15, 2023 and amended as of July 3, 2024 (the “Letter Agreement”) (capitalized terms not defined herein shall have the meanings ascribed to them in the Letter Agreement) and amends the Letter Agreement to the extent necessary solely in the manner set forth below.  All other terms and conditions contained in the Letter Agreement that are not specifically amended herein shall remain unaffected and unamended by this Agreement.

Base Salary:

Effective as of July 1, 2025, your base salary shall increase to an annual rate of $1,000,000 (the “Annual Base Salary”), payable in accordance with the Company’s normal payroll practices, and subject to all applicable taxes and withholdings. The Annual Base Salary shall be reviewed annually and be subject to increase, but not decrease, below its then current level.

Annual Bonus:

During the Term, you will have the opportunity to earn an annual bonus (the “Annual Bonus”) pursuant to the Company’s Management Incentive Plan, as in effect from time to time.  Your target Annual Bonus opportunity during the Term will be 150% of your Annual Base Salary, with your actual Annual Bonus prorated to reflect the number of days on which you served as Chief Executive Officer of the Company during the applicable year and will be paid, based on actual performance, at the same time as annual bonuses are paid to senior executives of the Company generally, but no later than March 15 of the year following the year to which the Annual Bonus relates. In general, eligibility for an Annual Bonus shall be contingent upon your continued employment with the Company or its affiliates through the last day of the applicable year to which the Annual Bonus relates, provided that if, during such year, your employment with the Company is terminated by the Company without Cause or by you for Good Reason, in each case as defined in Annex A, you shall remain eligible to receive your Annual Bonus, and solely for purposes of the determination of such Annual Bonus, your employment with the Company will be deemed to have continued through the last day of such year.  To the extent your annual base salary is changed during the year to which the Annual Bonus relates, the target Annual Bonus for such year shall be calculated based on base salary actually paid to you during such year (and not solely on your Annual Base Salary in effect at the end of such year).

Equity Incentive Compensation:

In recognition of the extension of your expected service, on the date hereof (the “Grant Date”), you will be granted (a) a service-based restricted stock unit award with respect to a number of units equal to the quotient of $1,600,000 divided by the closing price of a Company common share on the Grant Date, on the terms set forth in the Restricted Stock Unit Agreement attached hereto as Annex A, and (b) a performance-based restricted stock unit award with respect to a number of units equal to the quotient of $2,400,000 divided by the closing price of a Company common share on the Grant Date, on the terms set forth in the Performance Stock Unit Agreement attached hereto as Annex B.

Miscellaneous:

The sections of the Letter Agreement titled Section 409A, Clawback, Miscellaneous, Governing Law; and Jurisdiction shall apply equally to this agreement and to the compensation contemplated hereunder.

[Signature Page Follows]

To accept the terms of this letter agreement, please sign and date the bottom of this letter.

Best Regards,

/s/ Edward Bramson
Edward Bramson
Chair of the Navient Board of Directors

Accepted and Agreed by:

/s/ David Yowan
David L. Yowan
President & Chief Executive Officer

July 7, 2025
Date

Annex A

Navient Corporation 2024 Omnibus Incentive Plan
Restricted Stock Unit Agreement

Pursuant to the terms and conditions of the Navient Corporation 2024 Omnibus Incentive Plan (the “Plan”), and as contemplated by the letter agreement (the “Letter Agreement”) between Navient Corporation (the “Corporation”) and David L. Yowan dated July 7, 2025, the Compensation and Human Resources Committee (the “Committee”) of the Navient Corporation Board of Directors (the “Board”) hereby grants to David L. Yowan (the “Grantee”) on July 7, 2025 (the “Grant Date”) an award (the “Award”) of 102,761 Restricted Stock Units (“RSUs”), each of which represents the right to receive cash in an amount equal to the Fair Market Value of a share of common stock of the Corporation as of the vesting date, subject to the following terms and conditions of this Restricted Stock Unit Agreement (this “Agreement”):

1.
Vesting Schedule.  Except as otherwise provided below, (a) 50% of the RSUs will vest if the Grantee remains employed by the Corporation through the first anniversary of the Grant Date, and (b) the remaining 50% of the RSUs will vest, if the Grantee remains so employed through the 18-month anniversary of the Grant Date (each of such 12- and 18-month periods, a “Service Period”).  Each vested RSU will be settled in cash in an amount equal to the Fair Market Value of a share of the Corporation’s common stock on the date of vesting as soon as practicable after it vests.

2.
Employment Termination.  Except as provided below, if the Grantee ceases to be an employee of the Corporation (or a Subsidiary) for any reason, he shall forfeit any portion of the Award that has not vested as of the date of such termination of employment.

If not previously vested, the Award will immediately vest, in the event that the Grantee’s employment is terminated (i) by the Corporation (or a Subsidiary) for any reason other than for Cause (as defined in the Plan), or (ii) by the Grantee for Good Reason (either such event, a “Good Leaver Event”).

If not previously vested or forfeited, a prorated portion of the Award will vest upon death or termination due to Disability.  Such proration shall, with respect to each tranche of RSUs, be based on the number of days elapsed in the applicable Service Period as of such event, and shall be at 100% if such death or Disability occurs following the end of such Service Period but prior to settlement.

Notwithstanding anything to the contrary herein, the Award shall be forfeited upon termination of employment due to Cause.

For purposes of this Agreement, “Good Reason” shall have the meaning set forth in the Plan, provided that a termination for Good Reason shall be effective only if (a) the Grantee provides notice to the Corporation of the existence of the condition constituting Good Reason within 90 days of the initial existence of such condition, (b) the Corporation fails to cure such condition within 30 days of receipt of such notice, and (c) the Grantee terminates his employment with the Corporation within 30 days following the end of such cure period.

3.	Change in Control. Notwithstanding anything to the contrary in this Agreement:

●
In the event of a Change in Control described in clause (b) of the definition thereof in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, then any portion of the Award that is not vested shall become 100% vested as of immediately prior to the consummation of the Change in Control.

●
In the event of either (x) a Change in Control described in clause (a) of the definition thereof, or (y) a Change in Control described in clause (b) of the definition thereof in which the acquiring or surviving company in the transaction assumes or continues outstanding Awards, then no acceleration of vesting shall occur upon such Change in Control, and the Award shall continue to vest and be settled in accordance with the terms hereof.

●
Notwithstanding anything stated herein, the Plan or in the Navient Corporation Change in Control Severance Plan for Senior Officers, this Award shall not be subject to the terms set forth in the Navient Corporation Change in Control Severance Plan for Senior Officers.

4.
Taxes; Dividends.  The Grantee acknowledges and agrees that the Corporation has the right to deduct from payments of any kind otherwise due to the Grantee, including amounts payable hereunder, any federal, state, local taxes required by law to be withheld with respect to the RSUs.  Dividends declared on an unvested Award will not be paid currently.  Instead, amounts equal to such dividends will be credited to an account established on behalf of the Grantee and such amounts will be deemed to be invested in additional shares of the Corporation’s common stock (“Dividend Equivalents”).  Such Dividend Equivalents will be subject to the same vesting schedule to which the Award is subject.  Upon vesting of any portion of the Award, the amount of Dividend Equivalents allocable to such portion of the Award (and any fractional share amount) will also vest and will be converted into the right to receive cash equal to the fair market value of shares of the Corporation’s common stock.

5.
Section 409A.  For purposes of Section 409A of the Internal Revenue Code, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), each payment and benefit payable under this Agreement is hereby designated as a separate payment.  The parties intend that all RSUs provided under this Agreement and shares issuable hereunder comply with or be exempt from the requirements of Section 409A so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.  Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is to be accelerated in connection with the Grantee’s termination of service, then to the extent necessary to comply with Section 409A, such accelerated RSUs will not be settled by virtue of such acceleration until and unless the Grantee has a “separation from service” within the meaning of Section Treasury Regulation 1.409A-1(h), as determined by the Corporation, in its sole discretion.  Further, and notwithstanding anything in the Plan or this Agreement to the contrary, if (x) any of the RSUs to be provided in connection with the Grantee’s separation from service do not qualify for any reason to be exempt from Section 409A, (y) the Grantee is, at the time of such separation from service, a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) and (z) the settlement of such RSUs would result in the imposition of additional tax under Section 409A if such settlement occurs on or within the six (6) month period following the Grantee’s separation from service, then, to the extent necessary to avoid the imposition of such additional taxation, the settlement of any such RSUs during such six (6) month period will accrue and will not be settled until the date six (6) months and one (1) day following the date of the Grantee’s separation from service and on such date (or, if earlier, the date of the Grantee’s death), such RSUs will be settled.

6.
Clawback Provision.  Notwithstanding anything to the contrary herein, the Award shall be subject to any recoupment or clawback policy that is adopted by the Corporation, including any policy that is adopted after the Grant Date, or any recoupment or clawback policy that becomes applicable to the Corporation pursuant to any requirement of law or any exchange listing requirement, in either case to the extent provided therein.

7.
Data Privacy.  As an essential term of this award, the Grantee consents to the collection, use and transfer, in electronic or other form, of personal data as described herein for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.  By accepting this award, the Grantee acknowledges that the Corporation holds certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”).  Grantee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee or the Corporation may elect to deposit any shares of the Corporation’s common stock.  Grantee acknowledges that Data may be held to implement, administer and manage the Grantee’s participation in the Plan as determined by the Corporation, and that Grantee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Grantee’s consent may adversely affect Grantee’s ability to participate in the Plan.

8.
Electronic Delivery.  The Corporation may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Grantee’s term of service with the Corporation (or its subsidiaries) and thereafter until withdrawn in writing by Grantee.

9.
Board Interpretation.  The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and, where applicable, the Committee concerning any questions arising under this Agreement or the Plan.

10.
No Right to Continued Employment.  Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Grantee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

11.	Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

13.
Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:

Navient Corporation
Attn:  Human Resources, Equity Plan Administration
13865 Sunrise Valley Drive
Herndon, VA 20171

If to the Grantee, to (i) the last address maintained in the Corporation’s Human Resources files for the Grantee or (ii) the Grantee’s mail delivery code or place of work at the Corporation (or its subsidiaries).

14.
Plan Controls; Entire Agreement; Capitalized Terms.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan control, except as expressly stated otherwise herein.  This Agreement the Plan and the Letter Agreement together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.  Capitalized terms not defined herein shall have the meanings as described in the Plan.

15.
Miscellaneous.  In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.  The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  The Grantee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of this Agreement.  The Grantee is responsible for complying with all laws applicable to Grantee, including federal and state securities reporting laws.

[Signature Page Follows]

NAVIENT CORPORATION

By:
Matthew R. Sheldon
Senior Vice President and General Counsel

Accepted by:

David L. Yowan
President & Chief Executive Officer

Date

Annex B

Navient Corporation 2024 Omnibus Incentive Plan
Performance Stock Unit Agreement

Pursuant to the terms and conditions of the Navient Corporation 2024 Omnibus Incentive Plan (the “Plan”), and as contemplated by the letter agreement (the “Letter Agreement”) between Navient Corporation (the “Corporation”) and David L. Yowan dated July 7, 2025, the Compensation and Human Resources Committee (the “Committee”) of the Navient Corporation Board of Directors (“Board”) hereby grants to David L. Yowan (the “Grantee”) on July 7, 2025 (the “Grant Date”) an award (the “Award”) of 154,142 Performance Stock Units (“PSUs”), which represent the right to acquire shares of common stock of the Corporation subject to the following terms and conditions of this Performance Stock Unit Agreement (this “Agreement”):

1.
Vesting Schedule.  Except as otherwise provided below, the PSUs will vest, and will be settled in shares of the Corporation’s common stock, based upon the degree to which the Service Condition and the Performance Condition set forth below are satisfied:

(a) Service Condition.  The service condition (the “Service Condition”) shall be satisfied as to (i) 50% of the PSUs, if the Grantee remains employed by the Corporation through the first anniversary of the Grant Date, and (ii) the remaining 50% of the PSUs, if the Grantee remains so employed through the 18-month anniversary of the Grant Date  (each of such 12- and 18-month periods, a “Service Period”); provided, however, that if the Grantee’s employment is terminated by the Corporation for any reason, other than for Cause, as defined in the Plan, or Grantee’s employment is terminated by Grantee for Good Reason, as that term is defined below (either such termination, a “Good Leaver Event”), the Service Condition shall be deemed satisfied as to 100% of the PSUs upon such termination, to the extent not already satisfied.

For purposes of this Agreement, “Good Reason” shall have the meaning set forth in the Plan, provided that a termination for Good Reason shall be effective only if (a) the Grantee provides notice to the Corporation of the existence of the condition constituting Good Reason within 90 days of the initial existence of such condition, (b) the Corporation fails to cure such condition within 30 days of receipt of such notice, and (c) the Grantee terminates his employment with the Corporation within 30 days following the end of such cure period.

(b) Performance Condition.  Subject to the other provisions of this Section 1, the Performance Condition shall be deemed satisfied with respect to a specified percentage of the total PSUs granted based on the Corporation’s performance for fiscal years 2025, 2026 and 2027 in the aggregate, as shown in the following performance chart:

Performance Metric	Weight	Percentage of PSUs Satisfying Performance Condition*
		0%	50%	100%	150%
2025, 2026 and 2027 Legacy Expense Target**	15% / 15% / 15%	Greater than $40.9 million	$40.9 million	$37.2 million	Less than or equal to $33.5 million
Corporation’s Relative Total Shareholder Return (rTSR)***	55%	Lower than 25th percentile	25th percentile	50th percentile	75th percentile or higher

*	For points between each performance level, the percentage of PSUs deemed to satisfy the Performance Condition will be interpolated.

**
Legacy Expense performance target and range for 2025 only. Legacy Expense performance targets and ranges for 2026 and 2027 to be established by the Committee at the beginning of each respective year, with each year’s performance counting 1/3 towards the total 45% weight.

***For the rTSR performance metric, the vesting percentage shall be determined by how the Corporation’s TSR, as that term is defined below, for the period commencing with the start of fiscal year 2025 and ending with the end of fiscal year 2027 (the “Performance Period”), ranks as a percentile compared to the TSRs for the companies in the Comparator Group (as defined below) for the Performance Period, as shown in the following performance chart:

Corporation’s Relative TSR Percentile Rank*	Payout Factor
75th or higher	150%
70th	140%
65th	130%
60th	120%
55th	110%
50th	100%
45th	90%
40th	80%
35th	70%
30th	60%
25th	50%
Lower than 25th	0%

*	For points between each performance level, the payout factor will be interpolated.

“Total shareholder return” or “TSR” shall equal the quotient of ((X – Y) + Z) / Y, where X equals the average closing price of a share of stock during December 2027, including any dividends paid on a share of stock in the underlying entity reinvested on the ex-dividend date, Y equals the average closing price of a share of stock during December 2024, including any dividends paid on a share of stock in the underlying entity reinvested on the ex-dividend date, and Z equals the total value of dividends paid on a share of stock during the period from the start of the beginning average period through the end of the Performance Period as if reinvested on the ex-dividend date, subject to adjustments for stock splits, spin-offs and other similar events.

The Corporation’s “Comparator Group” shall mean all companies in the S&P 600 Financials Index as of the first day of the Performance Period (“Peer Companies”), modified to take into account mergers, acquisitions, spin-offs and other similar events as follows:

1)	In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company;

2)
In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another company that is not a Peer Company, but where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company;

3)
In the event of a merger, acquisition or business combination transaction of a Peer Company by or with another company that is not a Peer Company, or in the event of a “going private transaction” involving the Peer Company, in each case where the Peer Company will not be the surviving entity or will otherwise no longer be publicly traded, the company shall cease to be a Peer Company;

4)
In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the closing price of the shares of the spun-off company on its first day of trading.  The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR; and

5)	In the event of a bankruptcy, liquidation or delisting of a Peer Company, such company shall remain a Peer Company.

Each vested PSU will be settled in shares of the Corporation’s common stock.  Except as otherwise provided below, each performance goal set forth in Section 1(b) shall be deemed satisfied to the extent of achievement of the applicable performance goal on the second business day after the Corporation’s annual report on Form 10-K for the performance period to which performance goal relates. Each vested PSU will be settled in shares no later than March 15 of the year after the year in which the PSU vests.  For the avoidance of doubt, a PSU shall not be vested until each of the applicable performance goal of the Performance Condition and the applicable Service Condition has been satisfied. Except as provided below in cases of death or Disability (which, for purposes of this Agreement, shall mean a Disability that qualifies as a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4)), shares of the Corporation’s common stock issued in settlement of vested PSUs shall be subject to a mandatory holding period of one year from the date of issuance, during which period the Grantee may not sell, transfer, or otherwise dispose of the shares, other than to cover required withholding taxes due upon the settlement of the vested PSUs.

“Legacy Expense Target” shall mean, for the 2025 target, the Company’s total “core earnings” expenses for the fourth quarter of 2025 as reported in the Corporation’s audited financial statements as published in the Corporation’s annual report on Form 10-K for the period ended December 31, 2025, excluding (1) expenses of the Earnest subsidiary, (2) any restructuring and regulatory expenses, (3) external servicing expenses; and including the revenue from the Corporation’s various transition services agreements. If certain transition services agreements’ completion dates are extended, and the fourth quarter of 2025 “core earnings” expenses are impacted, the Committee will have discretion to assess whether the expenses should be included.

The Committee may adjust performance results for certain extraordinary items identified by the Committee, such as changes in accounting, the regulatory environment, strategic corporate transactions, impacts of new federal student loan programs and other unusual or unplanned events.

2.
Employment Termination; Death; Disability.  Except as provided below or in Section 1(a) above, if the Grantee ceases to be an employee of the Corporation (or a Subsidiary) for any reason, he shall forfeit any portion of the Award for which the Service Condition has not been satisfied as of the date of such termination of employment.

If not previously vested or forfeited, a prorated portion of the Award will vest, and will be settled in shares of the Corporation’s common stock, at the target level set forth above (i.e., 100% of the PSUs), upon death or termination due to Disability (except that if such termination occurs after the performance period for a performance metric (i.e., the applicable fiscal year for a Legacy Expense Target metric or the Performance Period for the rTSR metric) but prior to settlement, settlement shall be based on actual performance rather than target).  Such proration shall, with respect to each tranche of PSUs, be based on the number of days elapsed in the applicable Service Period as of such event, and shall be at 100% (settled at target) if such death or Disability occurs following the end of such Service Period.  Shares of the Corporation’s common stock issued in settlement of PSUs that vest upon death or Disability will not be subject to the mandatory one-year holding period described above.

Notwithstanding anything to the contrary herein, the Award shall be forfeited upon termination of employment due to Cause.

3.	Change in Control. Notwithstanding anything to the contrary in this Agreement:

In the event of a Change in Control described in clause (b) of the definition thereof in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, any portion of the Award that is not vested shall vest based on the level of achievement of the performance goals in Section 1 through the end of the month immediately preceding or coinciding with the date of the Change in Control, and shall be converted into shares of common stock as of immediately prior to the consummation of the Change in Control.

In the event of either (x) a Change in Control described in clause (a) of the definition thereof, or (y) a Change in Control described in clause (b) of the definition thereof in which the acquiring or surviving company in the transaction assumes or continues outstanding Awards, (i) any portion of the Award outstanding for which the Service Condition has been satisfied shall vest based on the level of achievement of the performance goals in Section 1 through the end of the month immediately preceding or coinciding with the date of the Change in Control, and shall be settled in shares of common stock as of immediately prior to the consummation of the Change in Control, and (ii) any portion of the Award outstanding for which the Service Condition has not been satisfied shall continue to vest and be settled in accordance with the terms hereof, except that (A) the number of shares subject to the Award shall be fixed upon the Change in Control based on the level of achievement of the performance goals in Section 1 through the end of the month immediately preceding or coinciding with the date of the Change in Control, and (B) the Award, as assumed or continued, shall vest and be settled if and at the time the Service Condition is satisfied and shall otherwise be forfeited (except that in the event of the Grantee’s death or Disability prior thereto, a portion of the Award prorated in accordance with the formula set forth in Section 2 above, but applied to the number of shares subject to the Award after application of the performance determination described above in this paragraph, shall vest and be settled upon such event, to the extent not already vested and settled).

Notwithstanding anything stated herein, the Plan or in the Navient Corporation Change in Control Severance Plan for Senior Officers, this Award shall not be subject to the terms set forth in the Navient Corporation Change in Control Severance Plan for Senior Officers.

4.
Taxes; Dividends.  The Grantee of the Award shall make such arrangements as may reasonably be required by the Corporation, including transferring a sufficient number of shares of the Corporation’s stock, to satisfy the income and employment tax withholding requirements that accrue upon the Award becoming vested or, if applicable, settled in shares of the Corporation’s common stock (by approving this Agreement, the Committee hereby approves the transfer of such shares to the Corporation for purposes of SEC Rule 16b-3).  Dividends declared on an unvested Award will not be paid currently.  Instead, amounts equal to such dividends will be credited to an account established on behalf of the Grantee and such amounts will be deemed to be invested in additional shares of the Corporation’s common stock (“Dividend Equivalents”).  Such Dividend Equivalents will be subject to the same vesting schedule to which the Award is subject.  Upon vesting of any portion of the Award, the amount of Dividend Equivalents allocable to such Award will also vest and will be converted into shares of the Corporation’s common stock (provided that any fractional share amount shall be paid in cash).

5.
Section 409A.  For purposes of Section 409A of the Internal Revenue Code, the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”), each payment and benefit payable under this Agreement is hereby designated as a separate payment.  The parties intend that all PSUs provided under this Agreement and shares issuable hereunder comply with, or are exempt from, the requirements of Section 409A so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.  Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the PSUs is to be accelerated in connection with the Grantee’s termination of service, then to the extent necessary to comply with Section 409A, such accelerated PSUs will not be settled by virtue of such acceleration until and unless the Grantee has a “separation from service” within the meaning of Section Treasury Regulation 1.409A-1(h), as determined by the Corporation, in its sole discretion.  Further, and notwithstanding anything in the Plan or this Agreement to the contrary, if (x) any of the PSUs to be provided in connection with the Grantee’s separation from service do not qualify for any reason to be exempt from Section 409A, (y) the Grantee is, at the time of such separation from service, a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) and (z) the settlement of such PSUs would result in the imposition of additional tax under Section 409A if such settlement occurs on or within the six (6) month period following the Grantee’s separation from service, then, to the extent necessary to avoid the imposition of such additional taxation, the settlement of any such PSUs during such six (6) month period will accrue and will not be settled until the date six (6) months and one (1) day following the date of the Grantee’s separation from service and on such date (or, if earlier, the date of the Grantee’s death), such PSUs will be settled.

6.
Clawback Provision.  Notwithstanding anything to the contrary herein, the Award shall be subject to any recoupment or clawback policy that is adopted by the Corporation, including any policy that is adopted after the Grant Date, or any recoupment or clawback policy that becomes applicable to the Corporation pursuant to any requirement of law or any exchange listing requirement, in either case to the extent provided therein.

7.
Securities Law Compliance.  The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any transfer or sale by the Grantee of any shares of the Corporation’s common stock, including without limitation (a) restrictions under an insider trading policy and (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the shares of the Corporation’s common stock.  The sale of the shares must also comply with other applicable laws and regulations governing the sale of such shares.

8.
Data Privacy.  As an essential term of this award, the Grantee consents to the collection, use and transfer, in electronic or other form, of personal data as described herein for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.  By accepting this award, the Grantee acknowledges that the Corporation holds certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the Plan (“Data”).  Grantee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee or the Corporation may elect to deposit any shares of the Corporation’s common stock.  Grantee acknowledges that Data may be held to implement, administer and manage the Grantee’s participation in the Plan as determined by the Corporation, and that Grantee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Grantee’s consent may adversely affect Grantee’s ability to participate in the Plan.

9.
Electronic Delivery.  The Corporation may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Grantee’s term of service with the Corporation (or one of its subsidiaries) and thereafter until withdrawn in writing by Grantee.

10.
Board Interpretation.  The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and, where applicable, the Committee concerning any questions arising under this Agreement or the Plan.

11.
No Right to Continued Employment.  Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Grantee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

12.	Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

14.
Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:

Navient Corporation
Attn:  Human Resources, Equity Plan Administration
13865 Sunrise Valley Drive
Herndon, VA 20171

If to the Grantee, to (i) the last address maintained in the Corporation’s Human Resources files for the Grantee or (ii) the Grantee’s mail delivery code or place of work at the Corporation (or its subsidiaries).

15.
Plan Controls; Entire Agreement; Capitalized Terms.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan control, except as expressly stated otherwise herein.  This Agreement, the Plan and the Letter Agreement together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.  Capitalized terms not defined herein shall have the meanings as described in the Plan.

16.
Miscellaneous.  In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.  The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  The Grantee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of this Agreement.  The Grantee is responsible for complying with all laws applicable to Grantee, including federal and state securities reporting laws.

[Signature Page Follows]

NAVIENT CORPORATION

By:
Matthew R. Sheldon
Senior Vice President and General Counsel

Accepted by:

David L. Yowan
President & Chief Executive Officer

Date